Exhibit 16.1


                                     1900 NW Corporate Boulevard, East Suite 210
                                                       Boca Raton, Florida 33431
                                                               Tel. 561-886-4200
                                                               Fax. 561-886-3330
                                                         email:info@sherbcpa.com
Sherb & Co., LLP
Certified Public Accountants                     Offices in New York and Florida


February 7, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

We have read Item 4.01 of Form 8-K dated February 7, 2007 of Orthodontix, Inc. and are in agreement with the statements regarding Sherb & Co., LLP contained therein.

/s/ Sherb & Co., LLP
Certified Public Accountants